Exhibit 10.27

AMENDMENT NO. 1

TO THE

TULARIK INC. 1999 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors of Tularik Inc. adopted the following amendment to the Tularik Inc. 1999 Employee Stock Purchase Plan by means of an Action by Unanimous Written Consent, effective January 31, 2004:

Section 6(a) of the Plan is hereby deleted in its entirety and replaced with the following:

“(a) Rights may be granted only to Employees of the Company or, as the Board may designate as provided in subparagraph 3(b), to Employees of an Affiliate. Except as provided in subparagraph 6(b), an Employee shall not be eligible to be granted Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Affiliate, as the case may be, for such continuous period preceding such grant as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years; provided, however, that Employees who are employed by the Company as of the Effective Date of this Plan who would otherwise be Eligible Employees if not for the required period of continuous employment with the Company shall be eligible to participate in the Plan with respect to the first Offering Period without regard to their period of prior continuous employment with the Company provided that they remain in continuous employment through the end of the first Offering Period.”

Except as amended above, the Plan remains in full force and effect.

The undersigned hereby certifies that the foregoing is true, complete and correct.

/s/ William J. Rieflin

William J. Rieflin

Executive Vice President, Administration, General Counsel and Secretary

TULARIK INC.

1999 EMPLOYEE STOCK PURCHASE PLAN

OFFERING

Adopted November 1, 1999

Amended January 22, 2001

Amended June 13, 2002

Amended January 31, 2004

1. Grant; Offering Date.

The Board of Directors (the “Board”) of Tularik Inc. (the “Company”), pursuant to the Company’s Employee Stock Purchase Plan (the “Plan”), hereby authorizes the grant of rights to purchase shares of the common stock of the Company (“Common Stock”) to all Eligible Employees (as defined herein) (an “Offering”). The first Offering shall begin on the effective date of the initial public offering of the Company’s Common Stock and end on January 31, 2002 (the “Initial Offering”). Thereafter, unless otherwise changed by the Board as permitted hereunder, an Offering shall begin on February 1, 2002, and on each February 1 every second year thereafter, and each such Offering shall end on the day prior to the second anniversary of its Offering Date. The first day of an Offering is that Offering’s “Offering Date.”

Notwithstanding the foregoing: (i) if any Offering Date falls on a day that is not a Trading Day (as defined herein), then such Offering Date shall instead fall on the next subsequent Trading Day and (ii) if any Purchase Date (as defined herein) falls on a day that is not a Trading Day, then such Purchase Date shall instead fall on the immediately preceding Trading Day. “Trading Day” shall mean any day the exchange(s) or market(s) on which the Common Stock is listed, whether it be any established stock exchange, The Nasdaq National Market, The Nasdaq SmallCap Market or otherwise, is open for trading.

Notwithstanding anything to the contrary, in the event that the Fair Market Value (as defined herein) of a share of Common Stock on any Purchase Date during an Offering is less than the Fair Market Value of a share of Common Stock on the Offering Date of such Offering, then following the purchase of Common Stock on such Purchase Date: (i) the Offering shall terminate and (ii) all participants in the just-terminated Offering shall automatically be enrolled in the Offering that shall commence on the next Trading Day following the Purchase Date and continue for the remainder of the term of the immediately preceding Offering terminated under this Section 1(c). Except as provided in Section 4, “Fair Market Value” shall mean the closing sales price for the Common Stock (or the closing bid price, if no sales were reported) as quoted on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market and as reported in The Wall Street Journal or such other source as the Board deems reliable.

Prior to the commencement of any Offering, the Board (or the Committee described in subparagraph 2(c) of the Plan, if any) may change any or all terms of such Offering and any subsequent Offerings. The granting of rights pursuant to each Offering hereunder shall occur on each respective Offering Date unless, prior to such date (a) the Board (or the Committee) determines that such Offering shall not occur, or (b) no shares remain available for issuance under the Plan in connection with the Offering.

Notwithstanding any other provisions of an Offering, if the terms of an Offering as previously established by the Board would generate a charge to earnings, as determined by the

Board, either (i) as a result of a change to applicable accounting standards, (ii) as a result of obtaining shareholder approval during such Offering for shares of Common Stock that would be issued under such Offering (but for the provisions of this Section 1(e)), or (iii) for any other reason, unless the Board determines otherwise such Offering shall terminate effective as of the date such charge to earnings would occur (the “Offering Termination Date”). For example, the Offering Termination Date would be the day prior to the date such change of accounting standards would otherwise first apply to the Offering or the day prior to the date upon which the maximum aggregate number of shares of Common Stock available to be purchased by all Eligible Employees under such Offering (excluding any additional shares of Common Stock made available for issuance under the Plan by approval of the shareholders of the Company during the Offering) exceeds the aggregate number of whole shares purchasable by all Eligible Employees based upon the aggregate of such Eligible Employees’ payroll deductions accumulated pursuant to such Offering. Such Offering Termination Date shall be the final Purchase Date of such Offering. A subsequent Offering may commence, at the discretion of the Board, on such date and on such terms as shall be provided by the Board. If an ongoing Offering would generate a charge to earnings, as determined by the Board, and the Board decides not to terminate the Offering pursuant to this Section 1(e), the Board may instead take one or more of the following actions: (A) terminate each Offering hereunder that is then ongoing as of the next Purchase Date or any subsequent Purchase Date (after the purchase of Common Stock on such Purchase Date); (B) amend the Plan and each ongoing Offering so that the charge to earnings from such Offerings will be reduced or eliminated; or (C) allow the ongoing Offerings to continue in accordance with their terms.

2. Eligible Employees.

(a) All employees of the Company and each of its Designated Affiliates (as defined herein) incorporated in the United States (or incorporated in another country if participation in the Plan by the employees of such foreign Designated Affiliate would not violate the applicable laws of such country) shall be granted rights to purchase Common Stock under each Offering on the Offering Date of such Offering, provided that each such employee otherwise meets the employment requirements of subparagraph 6(a) of the Plan (an “Eligible Employee”); and further provided that otherwise eligible employees who are employed by the Company on the date of the Company’s initial public offering or during the Initial Offering but would not be eligible because of a requirement to be in employment with the Company for a designated minimum period of time will be eligible to participate in the Plan during the Initial Offering Period if they remain in employment with the Company through the relevant Purchase Date of the initial Offering Period. The Board shall designate all Affiliates (as defined in the Plan) whose employees may participate in the Offering (each, a “Designated Affiliate”).

Notwithstanding the foregoing, the following employees of the Company or its Designated Affiliates shall not be Eligible Employees or be granted rights under an Offering: (i) part-time employees whose customary employment is less than twenty (20) hours per week and (ii) 5% shareholders (including ownership through unexercised and/or unvested stock options) described in subparagraph 6(c) of the Plan.

(b) Notwithstanding the foregoing, (i) each Eligible Employee who delivers notice to the Company in such form as the Company prescribes at least six (6) months prior to the final Purchase Date (as defined in Section 6 hereof) of any Offering, and (ii) each person who first becomes an Eligible Employee during any Offering and at least six (6) months prior to the final Purchase Date (as defined in Section 6 hereof) of the Offering will, on the next February 1 or August 1 (unless otherwise changed by the Board as permitted hereunder) during that Offering following the date that person delivers notice to the Company or first becomes an Eligible Employee, receive a right under such Offering, which right shall thereafter be deemed to be a part of the Offering. Such right shall have the same characteristics as any rights originally granted under the Offering except that:

(1) the date on which such right is granted shall be the “Offering Date” of such right for all purposes, including determination of the exercise price of such right; and

(2) the Offering for such right shall begin on its Offering Date and end coincident with the end of the ongoing Offering.

3. Rights.

Subject to the limitations contained herein and in the Plan, on each Offering Date each Eligible Employee shall be granted the right to purchase the number of shares of Common Stock purchasable with up to fifteen percent (15%) of such employee’s Earnings (as defined herein) paid during the period of such Offering beginning after such Eligible Employee first commences participation; provided, however, that no employee may purchase Common Stock on a particular Purchase Date that would result in more than fifteen percent (15%) of such employee’s Earnings in the period from the Offering Date to such Purchase Date having been applied to purchase shares under all ongoing Offerings under the Plan and all other plans of the Company intended to qualify as “employee stock purchase plans” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). “Earnings” means the base salary (including all amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company), overtime pay, commissions, and bonuses paid to an employee, but excluding other remuneration paid directly to the employee, profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation.

Notwithstanding the foregoing, the maximum number of shares of Common Stock an Eligible Employee may purchase on any Purchase Date in an Offering shall be such number of shares as has a Fair Market Value (determined as of the Offering Date for such Offering) equal to (x) $25,000 multiplied by the number of calendar years in which the right under such Offering has been outstanding at any time, minus (y) the Fair Market Value of any other shares of Common Stock (determined as of the relevant Offering Date with respect to such shares) which, for purposes of the limitation of Section 423(b)(8) of the Code, are attributed to any of such calendar years in which the right is outstanding. The amount in clause (y) of the previous sentence shall be determined in accordance with regulations applicable under Section 423(b)(8) of the Code based on (i) the number of shares previously purchased with respect to such calendar years pursuant to such Offering or any other Offering under the Plan, or pursuant to any other Company plans intended to qualify as “employee stock purchase plans” under Section 423 of the Code, and (ii) the number of shares subject to other rights outstanding on the Offering Date for such Offering pursuant to the Plan or any other such Company plan.

The maximum aggregate number of shares available to be purchased by all Eligible Employees under an Offering shall be the number of shares remaining available under the Plan on the Offering Date. If the aggregate purchase of shares of Common Stock upon exercise of rights granted under the Offering would exceed the maximum aggregate number of shares available, the Board shall make a pro rata allocation of the shares available in a uniform and equitable manner.

4. Purchase Price.

The purchase price of the Common Stock under the Offering shall be the lesser of: (i) eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Purchase Date, in each case rounded up to the nearest whole cent per share. For the Initial Offering, the Fair Market Value of the Common Stock at the time when the Offering commences shall be the price per share at which shares of Common Stock are first sold to the public in the Company’s initial public offering as specified in the final prospectus with respect to that public offering.

5. Participation.

An Eligible Employee may elect to participate in an Offering only at the beginning of the Offering, or such later date specified in Section 2(b). An Eligible Employee shall become a participant in an Offering by delivering an enrollment form authorizing payroll deductions. Such deductions must be either a fixed dollar amount per pay period, up to a maximum dollar amount which is less than or equal to fifteen percent (15%) of Earnings, or in whole percentages of Earnings, with a minimum percentage of one percent (1%) and a maximum percentage of fifteen percent (15%). A participant may not make additional payments into his or her account. The agreement shall be made on such enrollment form as the Company provides, and must be delivered to the Company prior to the date participation is to be effective, unless a later time for filing the enrollment form is set by the Company for all Eligible Employees with respect to a given Offering. For the Initial Offering, the time for filing an enrollment form and commencing participation for individuals who are Eligible Employees on the Offering Date for the Initial Offering shall be determined by the Company and communicated to such Eligible Employees.

A participant may decrease his or her participation level during the course of a six (6) month purchase interval one (1) time, and only by delivering notice to the Company in advance of the Purchase Date in such form as the Company prescribes; provided that a participant may (i) reduce his or her deductions to zero percent (0%) by delivering a notice in such form as the Company provides, (ii) increase or decrease his or her participation level at any time to become effective on the day following the next subsequent Purchase Date, or (iii) withdraw from an Offering and receive his or her accumulated payroll deductions from the Offering (reduced to the extent, if any, such deductions have been used to acquire Common Stock for the participant on any prior Purchase Dates) without interest, at any time prior to the end of the Offering, by delivering a withdrawal notice to the Company in such form as the Company provides. A participant who has withdrawn from an Offering may again participate in such ongoing Offering effective on the day following the next subsequent Purchase Date, or a Purchase Date thereafter under the ongoing Offering, by delivering notice to the Company in such form as the Company prescribes (as defined in Section 2(b) above).

6. Purchases.

Subject to the limitations contained herein, on each Purchase Date, each participant’s accumulated payroll deductions (without any increase for interest) shall be applied to the purchase of whole shares of Common Stock, up to the maximum number of shares permitted under the Plan and this Offering document. “Purchase Date” shall be defined as each January 31 and July 31 within the Offering, unless otherwise changed by the Board as permitted hereunder.

The Purchase Dates under the Initial Offering shall be January 31 and July 31 of the year 2000, January 31 and July 31 of the year 2001 and January 31 of the year 2002. Notwithstanding the foregoing, if any Purchase Date falls on a day that is not a Trading Day, then such Purchase Date shall instead fall on the immediately preceding Trading Day.

7. Notices and Agreements.

Any notices or agreements provided for in this Offering Document or the Plan shall be given in writing, in a form provided by the Company, and unless specifically provided for in the Plan or this Offering document, shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five (5) days after deposit in the United States mail, postage prepaid.

8. Exercise Contingent on Shareholder Approval.

The rights granted under an Offering are subject to the approval of the Plan by the shareholders as required for the Plan to obtain treatment as a tax-qualified employee stock purchase plan under Section 423 of the Code and to comply with the requirements of an available exemption from potential liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) set forth in Rule 16b-3 promulgated under the Exchange Act.

9. Offering Subject to Plan.

Each Offering is subject to all the provisions of the Plan, and its provisions are hereby made a part of the Offering, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.